UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 21, 2016

ACCELERATED ACQUISITIONS XIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54611	45-4511038
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

952 Mariners Island Blvd. Suite 300, San Mateo, California	94404
Address of Principal Executive Offices	Zip Code

Registrant's Telephone Number, Including Area Code: (650) 378-1232

N/A
Former Address of Principal Executive Offices

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Stock Sale

On July 18 2016, OMNIA UK COMPANY LIMITED ("Purchaser") agreed to acquire 23,500,000 shares of the Company's common stock par value $0.0001 for a price of $0.0001 per share.  At the same time, Accelerated Venture Partners, LLC agreed to tender 3,500,000 of their 5,000,000 shares of the Company's common stock par value $0.0001 for cancellation.  Following these transactions, OMNIA UK COMPANY LIMITED owned approximately 95% of the Company's 25,000,000 issued and outstanding shares of common stock par value $0.0001 and the interest of Accelerated Venture Partners, LLC was reduced to approximately 6% of the total issued and outstanding shares.  Simultaneously with the share purchase, Timothy Neher resigned from the Company's Board of Directors and Flavio Paltrinieri was simultaneously appointed to the Company's Board of Directors.  Such action represents a change of control of the Company.

The Purchaser used their working capital to acquire the Shares. The Purchaser did not borrow any funds to acquire the Shares.

Prior to the purchase of the shares, the Purchaser was not affiliated with the Company. However, the Purchaser will be deemed an affiliate of the Company after the share purchase as a result of their stock ownership interest in the Company.

The purchase of the shares by the Purchaser was completed pursuant to written Subscription Agreements with the Company.  The purchase was not subject to any other terms and conditions other than the sale of the shares in exchange for the cash payment.

Concurrent with the sale of the shares, the Company has filed a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of Delaware in order to change its name to "Amonra Omnia Inc.".

ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Resignation and Appointment of Director and Principal Officers.

On July 18, 2016, concurrent with the consummation of the share purchase by the Purchaser, Timothy Neher submitted his resignation as President, Secretary and Treasurer and a director of the Company.  Simultaneously, the Board appointed and elected Flavio Paltrinieri to the office of Chief Executive Officer, President, Secretary, Treasurer and a director of the Company.

Mr. Paltrinieri has run and directed businesses in several fields. The most significant to be mentioned are:

•	From 1995 to 2000 King Yachting, Tullio Abbate Group, Conrad, in the nautical sector.
•	From 1997 to 2000 he hold position as CFO and Director at Muse Group scarl in the field of electronic audio and video broadcasting.
•	From 2000 to 2003 he hold position as CFO at Costa Spa, in the field of civil constructions.
•	From 2004 to 2006 he hold position as Director at Debby Oil a Panama trading oil company.
•	From 2005 onwards he hold position as Director at Bluelife Ltd and Cruiseship Ltd.
•	From 2013 onwards he works at Blg&Partners, advisory and crisis management professional association.

He has been committed on several working papers, M&A, conversion and corporate redevelopment projects of Alitalia, Airport RE, Bonfiche Ferraresi, Cpl Metal spa, Bulgarian Government, Romanian Government, Albanian Government. He is also CEO of Ghost Technology Inc. a Delaware Corporation, elected by the Shareholders Assembly on February 7th, 2015.

ITEM 9.01.	EXHIBITS

(d)	Exhibits

Number	Description

10.1	Subscription Agreement, dated as of July 18, 2016 by and among Accelerated Acquisitions XIX, Inc. and OMNIA UK COMPANY LIMITED

10.2	Letter dated July 18, 2016, from Accelerated Venture Partners to Accelerated Acquisitions XIX, Inc. regarding the tender of shares for cancellation.

10.3	Letter of resignation tendered by Timothy Neher on July 18, 2016

10.4	Unanimous written consent of the stockholders

10.5	2016 Employee, Director and Consultant Stock Plan

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2016.

ACCELERATED ACQUISITIONS XIX, INC.

/s/ Flavio Paltrinieri
Flavio Paltrinieri Chairman and CEO